UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2018

Date of Report (Date of earliest event reported)

NCS Multistage Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38071	46-1527455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19450 State Highway 249, Suite 200

Houston, Texas 77070

(Address of principal executive offices) (Zip code)

(281) 453-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 8.01Other Events.

On November 14, 2018, the Compensation, Nominating and Governance Committee (the “CNG Committee”) of the Board of Directors of NCS Multistage Holdings, Inc. adopted and approved amendments (the “ESPP Amendments”) to the Employee Stock Purchase Plan for US Employees (the “US ESPP”) and Employee Stock Purchase Plan for Non-US Employees (the “Non-US ESPP” and together with the US ESPP, the “Plans”) to permit the CNG Committee to establish administrative procedures with regard to any excess funds resulting from the limits of the Plans and to reduce the length of the offering periods under the Plans from 12 months to 6 months.

The foregoing description of the ESPP Amendments is not intended to be complete and is qualified in its entirety by reference to the full and complete terms of the ESPP Amendments, a copy of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein in this Item 8.01 by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description of the Exhibit
10.1	First Amendment to NCS Multistage Holdings, Inc. Employee Stock Purchase Plan for U.S. Employees.
10.2	First Amendment to NCS Multistage Holdings, Inc. Employee Stock Purchase Plan for Non-U.S. Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2018	NCS Multistage Holdings, Inc.

	By:	/s/ Ryan Hummer
Ryan Hummer
Chief Financial Officer